                                                                   Exhibit 16.1



                           [ERNST & YOUNG LETTERHEAD]




December 19, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:


We have read Item 4 of Form 8-K dated December 19, 1996 of The Immune Response Corporation and are in agreement with the statements contained in paragraphs 4a(iv) and (v) on page 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                               Ernst & Young LLP